Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Marpai, Inc. on Amendment No. 1 to Form S-1 of our report dated March 23, 2021, with respect to our audits of the consolidated financial statements of Continental Benefits, LLC and Subsidiary as of December 31, 2020 and 2019 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Melville, NY

May 11, 2021

An Independent Member of Urbach Hacker Young International